UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

AvidXchange Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40898	86-3391192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210 AvidXchange Lane
Charlotte, North Carolina		28206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 560-9305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVDX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2022, the Board of Directors (the “Board”) of AvidXchange Holdings, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended, the “Bylaws”).

The amendments revise the advance notice disclosure requirements contained in the Bylaws to require the stockholder proposing business or nominating directors to provide additional information about the stockholder’s ownership of securities in the Company (including ownership of derivative securities) and material litigation, relationships and interests in material agreements with or involving the Company. Further, the Bylaws require the stockholder to provide additional information regarding any candidate the stockholder proposes to nominate for election as a director, including all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were a stockholder delivering such notice and a description of any direct or indirect material interest in any material contract or agreement between or among the nominating stockholder and each nominee or his or her respective associates. The Bylaws also require the stockholder to provide additional information regarding the proposed business and any related agreements between the stockholder and any other beneficial holder. The stockholder proposing business must additionally provide a representation that such stockholder intends, or is part of a group which intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to carry the proposal (or otherwise solicit proxies from stockholders in support of such proposal). All disclosures must be provided with respect to all “participants” (as defined in paragraphs (a)(i)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in the solicitation, and must be updated as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting.

In addition, the amendments address the universal proxy rules adopted by the U.S. Securities and Exchange Commission by clarifying that no person may solicit proxies in support of a nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements.

The amendments also enable the Company to initiate an action against a stockholder to enforce the exclusive forum requirements set forth in Section 1 of Article IX of the Company’s Restated Certificate of Incorporation should the stockholder sue, or threaten to sue, in another jurisdiction. In addition to the above, the amendments include certain technical, conforming, modernizing or clarifying changes.

The Bylaws are filed herewith as Exhibit 3.1. The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of AvidXchange Holdings, Inc. dated as of September 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDXCHANGE HOLDINGS, INC.

Date:	September 20, 2022	By:	/s/ Ryan Stahl
Ryan Stahl General Counsel, Senior Vice President and Secretary